Exhibit EX-99.j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Emerging Global Shares Trust and to the use of our report dated May 26, 2011 on the financial statements and financial highlights of EGShares GEMS Composite ETF (formerly Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund), EGShares Emerging Markets Metals & Mining ETF (formerly Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund), EGShares Emerging Markets Consumer ETF (formerly Emerging Global Shares Dow Jones Emerging Markets Consumer Titans Index Fund), EGShares Energy GEMS ETF (formerly Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund), EGShares Financials GEMS ETF (formerly Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund), EGShares India Infrastructure ETF (formerly Emerging Global Shares INDXX India Infrastructure Index Fund), EGShares China Infrastructure ETF (formerly Emerging Global Shares INDXX China Infrastructure Index Fund), EGShares Brazil Infrastructure ETF (formerly Emerging Global Shares INDXX Brazil Infrastructure Index Fund), and EGShares India Small Cap ETF (formerly Emerging Global Shares INDXX India Small Cap Index Fund), each a series of shares of beneficial interest of EGA Emerging Global Shares Trust. Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania July 25, 2011